Exhibit 99.1

Press Release #201104	FOR IMMEDIATE RELEASE	February 15, 2011

Vancouver, BC—Enertopia Corporation (ENRT) (TOP) (the "Company" or "Enertopia") announces that it has granted 1,010,000 options exercisable at a price of $0.15 to certain Officers, Directors and Advisors of the company.

About Enertopia

For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

Media Contact:
Pat Beechinor, Media Relations, Enertopia Corporation
403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of conventional energy projects in the oil and natural gas sectors provides no assurance that any particular project will have any material effect on the Company.